UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2006
Robbins & Myers, Inc.

(Exact name of Registrant as specified in its charter)

Ohio	0-288	31-0424220

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Kettering Tower, Dayton, OH		45423

(Address of principal executive offices)		(Zip code)
937-222-2610

(Registrant’s telephone number including area code)
Not applicable

(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Robbins & Myers, Inc. (the “Company”) entered into a letter agreement with Christopher M. Hix on July 17, 2006 setting forth the terms of his employment with the Company. See Item 5.02 for a summary of the terms of the agreement.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On July 17, 2006, the Company appointed Christopher M. Hix as its Vice President and Chief Financial Officer, effective August 1, 2006. Kevin J. Brown, who currently serves as Chief Financial Officer of the Company, will become Vice President — Corporate Services, Investor Relations and Compliance, effective August 1, 2006.
Mr. Hix, age 44, most recently served as Vice President, Business Development at Roper Industries, Inc., a diversified industrial company, since April 2006, where he also served since July 2004 as Roper’s Assistant Secretary with responsibilities in investor relations, finance and business development. From April 2001 to March 2006, Mr. Hix served as Roper’s Director of Investor Relations, and he held various senior business unit financial and operational positions with Roper from January 1991 to August 1999. He served as Chief Financial Officer and Vice President of Customer Support for Somero Enterprises, Inc., a manufacturer of advanced construction equipment, from September 1999 to March 2001.
On July 17, 2006, the Company entered into a letter agreement with Mr. Hix that sets forth the terms of his employment which will commence on August 1, 2006. The letter agreement provides that he will be paid a salary of $260,000, will participate in the Company’s Annual Cash Bonus Plan, and will, commencing September 1, 2006, participate in the Company’s Long Term Incentive Plan for Executive Officers. On August 1, 2006, the Company will (i) issue to Mr. Hix restricted Common Shares of the Company under its 2004 Stock Incentive Plan (the “Plan”) having a value of $100,000 on August 1, 2006 that vest equally over two years, (ii) award him 4,167 restricted Common Shares under the Plan that vest equally over three years, and (iii) grant him non-qualified stock options under the Plan entitling him to purchase 12,500 Common Shares at an option price per share equal to the fair market value of a Common Share on August 1, 2006. The letter agreement also provides that Mr. Hix will be entitled to participate in other benefits plans and to receive certain personal benefits that are available to executive officers and that he will be entitled to six months severance, including salary and benefits, in the event he ceases to be employed by the Company without cause during the first 24 months of his employment. A copy of the letter agreement is included as Exhibit 10.1 to this Report.
On August 1, 2006, the Company will enter into an Executive Officer Change of Control Agreement with Mr. Hix, substantially in the same form as the form of such agreement that was filed as Exhibit 10.2 to the Company’s Report on Form 8-K filed on June 29, 2006.

Item 9.01 Financial Statements and Exhibits
(c) Exhibits — See Index to Exhibits
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Robbins & Myers, Inc.
Date: July 20, 2006	By:	/s/ Peter C. Wallace
President and Chief Executive Officer

INDEX TO EXHIBITS
(10) MATERIAL CONTRACTS

Exhibit No.	Description

10.1	Letter Agreement between Robbins & Myers, Inc. and Christopher M. Hix, dated July 17, 2006